Elastic Reports Fourth Quarter and Fiscal 2025 Financial Results

Q4 Revenue of $388 million, up 16% year-over-year (16% in constant currency)
Q4 Elastic Cloud Revenue of $182 million, up 23% year-over-year (23% in constant currency)
FY25 Revenue of $1.483 billion, up 17% year-over-year (17% in constant currency)

SAN FRANCISCO, Calif., May 29, 2025 -- Elastic (NYSE: ESTC) (“Elastic”), the Search AI Company, announced financial results for its fourth quarter and full fiscal year ended April 30, 2025.

Fourth Quarter Fiscal 2025 Financial Highlights

•Total revenue was $388 million, an increase of 16% year-over-year, as reported and on a constant currency basis
•Elastic Cloud revenue was $182 million, an increase of 23% year-over-year, as reported and on a constant currency basis
•GAAP operating loss was $12 million; GAAP operating margin was -3%
•Non-GAAP operating income was $60 million; non-GAAP operating margin was 15%
•GAAP net loss per share was $0.16; non-GAAP diluted earnings per share was $0.47
•Operating cash flow was $87 million with adjusted free cash flow of $85 million
•Cash, cash equivalents, and marketable securities were $1.397 billion as of April 30, 2025

Full Fiscal 2025 Financial Highlights

•Total revenue was $1.483 billion, an increase of 17% year-over-year, as reported and on a constant currency basis
•Elastic Cloud revenue was $688 million, an increase of 26% year-over-year, as reported and on a constant currency basis
•GAAP operating loss was $55 million; GAAP operating margin was -4%
•Non-GAAP operating income was $225 million; non-GAAP operating margin was 15%
•GAAP net loss per share was $1.04; non-GAAP diluted earnings per share was $2.04
•Operating cash flow was $266 million with adjusted free cash flow of $286 million

“Elastic achieved a strong quarter, culminating in a solid finish to the fiscal year,” said Ash Kulkarni, Chief Executive Officer, Elastic. “We delivered strong growth, fueled by our sales execution and the persistent demand for our solutions, with our innovation velocity thriving. We exceeded guidance across all revenue and profitability metrics, demonstrating our leadership in Search AI as customers continue to build Generative AI applications and consolidate onto our platform.”

Fourth Quarter Fiscal 2025 Key Metrics and Recent Business Highlights

Key Customer Metrics
•Total customer count with Annual Contract Value (ACV) greater than $100,000 was over 1,510 compared to over 1,460 in Q3 FY25, and over 1,330 in Q4 FY24
•Total subscription customer count was approximately 21,500 compared to approximately 21,350 in Q3 FY25, and approximately 21,000 in Q4 FY24
•Net Expansion Rate was approximately 112%

Product Innovations and Updates
•Expanded Elastic Cloud Serverless, now generally available in 1 region on Google Cloud and 4 regions on AWS
•Introduced Automatic Migration to automate the migration of SIEM detection rules, simplifying the transition to Elastic Security
•Integrated the Elasticsearch vector database as a native RAG option for Google Cloud’s Vertex AI Platform, allowing joint customers to build RAG applications in a single workflow
•Expanded LLM observability support for Google Cloud’s Vertex AI Platform, providing comprehensive visibility into LLM performance
•Delivered ES|QL Joins functionality in search, observability, and security solutions, allowing customers to combine data from different indices
•Released general availability of our industry-leading Better Binary Quantization (BBQ) in Elasticsearch to make it an even more efficient and performant vector database, delivering memory reductions while preserving accuracy
•Released general availability of Elastic Distributions of OpenTelemetry (EDOT), a portfolio of OpenTelemetry (OTel) components designed to improve infrastructure and application monitoring, reinforcing our focus of driving open standards adoption

Other Business Highlights
•Acquired Keep Alerting Ltd, an open source AIOps platform that unifies alerts and automates incident remediation, helping users manage alerts to improve operational efficiency and service reliability
•Announced a collaboration with NVIDIA to bring Elasticsearch as a recommended vector database for the NVIDIA Enterprise AI Factory and to deliver GPU-accelerated indexing and vector search on Elasticsearch
•Signed a five-year global Strategic Collaboration Agreement with Amazon Web Services (AWS), deepening our partnership through solution integrations, joint go-to-market and marketing initiatives
•Awarded two Google Cloud Partner of the Year awards for Artificial Intelligence for our achievements in the Google Cloud ecosystem
•Engaged with thousands of customers and partners across ElasticONs in Sydney and Singapore, at the Elastic Public Sector Summit in Washington D.C., and the Google Cloud Next industry conference

Financial Outlook

The Company is providing the following guidance:

For the first quarter of fiscal 2026 (ending July 31, 2025):

•Total revenue is expected to be between $396 million and $398 million, representing 14% year-over-year growth at the midpoint (13% year-over-year constant currency growth at the midpoint)
•Non-GAAP operating margin is expected to be approximately 11.5%

•Non-GAAP diluted earnings per share is expected to be between $0.41 and $0.43, assuming between 107.5 million and 108.5 million diluted weighted average ordinary shares outstanding

For fiscal 2026 (ending April 30, 2026):

•Total revenue is expected to be between $1.655 billion and $1.670 billion, representing 12% year-over-year growth at the midpoint (11% year-over-year constant currency growth at the midpoint)
•Non-GAAP operating margin is expected to be approximately 16%
•Non-GAAP diluted earnings per share is expected to be between $2.24 and $2.32, assuming between 109.0 million and 111.0 million diluted weighted average ordinary shares outstanding

The guidance assumes, among others, the following exchange rates: 1 Euro = 1.120 US Dollars; and 1 Great British Pound = 1.335 US Dollars.

See the section titled “Forward-Looking Statements” below for information on the factors that could cause our actual results to differ materially from those expressed or implied in our forward-looking statements. We present historical and forward-looking non-GAAP financial measures in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. See the section entitled “Statement Regarding Use of Non-GAAP Financial Measures” below for an explanation of these non-GAAP measures. A reconciliation of forward-looking non-GAAP measures to the corresponding GAAP measures for operating margin and net (loss)/earnings per share is not available without unreasonable effort due to the uncertainty regarding, and the potential variability of, many of the costs and expenses that may be incurred in the future. These items necessary to reconcile such non-GAAP measures could be material and have a significant impact on the Company’s results computed in accordance with GAAP.

Conference Call and Webcast

Elastic’s executive management team will host a conference call today at 2:00 p.m. PT/5:00 p.m. ET to discuss the Company’s financial results and business outlook. A live audio webcast of the conference call will be available through Elastic’s Investor Relations website at ir.elastic.co. A presentation containing financial and operating information will be available at the same website. The replay of the webcast will also be available on the investor relations website.

About Elastic

Elastic (NYSE: ESTC), the Search AI Company, integrates its deep expertise in search technology with artificial intelligence to help everyone transform all of their data into answers, actions, and outcomes. Elastic's Search AI Platform — the foundation for its search, observability, and security solutions — is used by thousands of companies, including more than 50% of the Fortune 500. Learn more at elastic.co.

Elastic and associated marks are trademarks or registered trademarks of Elastic N.V. and its subsidiaries. All other company and product names may be trademarks of their respective owners.

Forward-Looking Statements
This press release contains forward-looking statements that involve substantial risks and uncertainties, which include, but are not limited to, statements regarding our expected financial results for the fiscal quarter ending July 31, 2025 and fiscal year ending April 30, 2026, the expected performance or benefits of and demand for our offerings, our product strategy and innovation, performance in the industries in which we operate, and customer use and adoption of our platform. Actual outcomes and results may differ materially from those contemplated by these forward-looking statements due to uncertainties, risks, and changes in circumstances, including but not limited to those related to: our future financial performance, including our expectations regarding our revenue, cost of revenue, gross profit or gross margin, operating expenses (which include changes in sales and marketing, research and development and general and administrative expenses), and our ability to achieve and maintain future profitability; our ability to continue to deliver and improve our offerings and develop new offerings (including innovations around AI use cases); customer acceptance and purchase of our new and existing offerings; the expansion and adoption of our Elastic Cloud offerings; our ability to realize value from investments in the business; our ability to maintain and expand our user and customer base; the impact of the evolving macroeconomic and geopolitical environments on our business, operations, hiring and financial results, and on businesses and spending priorities of our customers and partners; the impact of our pricing model strategies on our business; the impact of our licensing model on the use and adoption of our software; the impact of foreign currency exchange rate fluctuations, the uncertain inflation and interest rate environment, and tariffs and other international trade policies on our results; our international expansion strategy; our operating results and cash flows; the sufficiency of our capital resources; our ability to successfully execute our go-to-market strategy; our forecasts regarding our business; and general market, political, economic and business conditions.

Any additional or unforeseen effects from the evolving macroeconomic and geopolitical environments may exacerbate these risks. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those expressed or implied in our forward-looking statements are included in our filings with the Securities and Exchange Commission (the “SEC”), including our Annual Report on Form 10-K for the fiscal year ended April 30, 2024 and subsequent quarterly and current reports filed with the SEC. SEC filings are available on the Investor Relations section of Elastic’s website at ir.elastic.co and the SEC’s website at www.sec.gov. Elastic assumes no obligation to, and does not currently intend to, update any such forward-looking statements, except as required by law.

Statement Regarding Use of Non-GAAP Financial Measures

In addition to our results determined in accordance with U.S. generally accepted accounting principles (“GAAP”), we believe the non-GAAP measures discussed below are useful in evaluating our operating performance. We use these non-GAAP financial measures to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. Investors are cautioned that there are a number of limitations associated with the use of non-GAAP financial measures and key metrics as analytical tools. Investors are encouraged to review the differences between GAAP financial measures and the corresponding non-GAAP financial measures, and not to rely on any single financial measure to evaluate our business and financial results.

Reconciliations of historical GAAP financial measures to their respective historical non-GAAP financial measures are included below. In relation to constant currency non-GAAP financial measures, the only reconciling item between GAAP financial measures and non-GAAP financial measures is the effect of foreign currency rate fluctuations. Further details on how we calculate such effects can be found in the definition of “Constant Currency” below.

Non-GAAP Gross Profit and Non-GAAP Gross Margin

We define non-GAAP gross profit and non-GAAP gross margin as GAAP gross profit and GAAP gross margin, respectively, excluding stock-based compensation expense and related employer taxes and amortization of acquired intangible assets. We believe non-GAAP gross profit and non-GAAP gross margin provide our management and investors consistency and comparability with our past financial performance and facilitate period-to-period comparisons of operations, as these metrics generally eliminate the effects of certain variables from period to period for reasons unrelated to overall operating performance.

Non-GAAP Operating Income and Non-GAAP Operating Margin

We define non-GAAP operating income and non-GAAP operating margin as GAAP operating loss and GAAP operating margin, respectively, excluding stock-based compensation expense and related employer taxes, amortization of acquired intangible assets, acquisition-related expenses, and restructuring and other related charges. We believe non-GAAP operating income and non-GAAP operating margin provide our management and investors consistency and comparability with our past financial performance and facilitate period-to-period comparisons of operations, as these metrics generally eliminate the effects of certain variables from period to period for reasons unrelated to overall operating performance.

Non-GAAP Net Income and Non-GAAP Earnings Per Share
We define non-GAAP net income as GAAP (loss)/income, excluding stock-based compensation expense and related employer taxes, amortization of acquired intangible assets, acquisition-related expenses, restructuring and other related charges, one-time litigation settlements, the related income tax effect of the foregoing adjustments, and the income tax impact from the release of any valuation allowance against deferred tax assets. We define non-GAAP earnings per share, basic, as non-GAAP net income divided by weighted average shares outstanding and non-GAAP earnings per share, diluted, as non-GAAP net income divided by weighted average diluted shares outstanding, which includes the potentially dilutive effect of the company’s employee equity incentive plan awards. We believe non-GAAP earnings per share provides our management and investors consistency and comparability with our past financial performance and facilitates period-to-period comparisons of operations, as this metric generally eliminates the effects of certain variables from period to period for reasons unrelated to overall operating performance.

Adjusted Free Cash Flow and Adjusted Free Cash Flow Margin

Adjusted free cash flow is a non-GAAP financial measure that we define as net cash provided by operating activities adjusted for cash paid for interest on long-term debt less cash used for investing activities for purchases of property and equipment. Adjusted free cash flow margin is calculated as adjusted free cash flow divided by total revenue. Adjusted free cash flow does not represent residual cash flow available for discretionary expenditures since, among other things, we have mandatory debt service requirements.

Constant Currency

We compare the percent change in certain results from one period to another period using constant currency information to provide a framework for assessing how our business performed excluding the effect of foreign currency rate fluctuations. In presenting this information, current and comparative prior period results are converted into United States dollars at the exchange rates in effect on the last day of our prior fiscal year, rather than the actual exchange rates in effect during the respective periods.

Contact Information

Anthony Luscri
Elastic Investor Relations
ir@elastic.co

Alexia Russell
Elastic Corporate Communications
PR-Team@elastic.co

Elastic N.V.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended April 30,		Year Ended April 30,
	2025	2024	2025	2024
Revenue
Subscription	$361,741	$310,984	$1,384,520	$1,176,606
Services	26,691	24,015	98,776	90,715
Total revenue	388,432	334,999	1,483,296	1,267,321
Cost of revenue
Subscription	72,092	65,047	282,585	246,285
Services	25,693	22,824	97,288	83,794
Total cost of revenue	97,785	87,871	379,873	330,079
Gross profit	290,647	247,128	1,103,423	937,242
Operating expenses
Research and development	94,665	93,951	365,758	341,951
Sales and marketing	161,796	151,628	617,176	559,648
General and administrative	46,206	43,098	175,186	160,628
Restructuring and other related charges	—	4,163	225	4,917
Total operating expenses	302,667	292,840	1,158,345	1,067,144
Operating loss	(12,020)	(45,712)	(54,922)	(129,902)
Other income, net
Interest expense	(5,844)	(7,109)	(25,307)	(26,132)
Other income, net	13,162	9,171	48,660	33,278
Loss before income taxes	(4,702)	(43,650)	(31,569)	(122,756)
Provision for (benefit from) income taxes	11,679	(2,550)	76,545	(184,476)
Net (loss) income	$(16,381)	$(41,100)	$(108,114)	$61,720
Net (loss) earnings per share attributable to ordinary shareholders
Basic	$(0.16)	$(0.41)	$(1.04)	$0.62
Diluted	$(0.16)	$(0.41)	$(1.04)	$0.59
Weighted-average shares used to compute net (loss) earnings per share attributable to ordinary shareholders
Basic	105,084,869	101,323,761	103,661,704	99,646,231
Diluted	105,084,869	101,323,761	103,661,704	103,980,132

Elastic N.V.
Condensed Consolidated Balance Sheets
(in thousands, except share and per share data)
(unaudited)

	As of April 30,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$727,543	$540,397
Restricted cash	3,671	2,692
Marketable securities	669,717	544,002
Accounts receivable, net of allowance for credit losses of $5,510 and $4,979 as of April 30, 2025 and April 30, 2024, respectively	375,613	323,011
Deferred contract acquisition costs	86,205	78,030
Prepaid expenses and other current assets	68,258	42,765
Total current assets	1,931,007	1,530,897
Property and equipment, net	6,589	5,453
Goodwill	319,417	319,380
Operating lease right-of-use assets	22,334	20,506
Intangible assets, net	11,404	20,620
Deferred contract acquisition costs, non-current	117,762	114,509
Deferred tax assets	168,045	225,544
Other assets	16,295	5,657
Total assets	$2,592,853	$2,242,566
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$17,150	$26,075
Accrued expenses and other liabilities	86,347	75,292
Accrued compensation and benefits	93,714	93,691
Operating lease liabilities	8,928	12,187
Deferred revenue	802,117	663,846
Total current liabilities	1,008,256	871,091
Deferred revenue, non-current	50,340	30,293
Long-term debt, net	569,729	568,612
Operating lease liabilities, non-current	16,357	12,898
Other liabilities, non-current	20,937	21,487
Total liabilities	1,665,619	1,504,381
Shareholders’ equity:
Preference shares, €0.01 par value; 165,000,000 shares authorized, 0 shares issued and outstanding as of April 30, 2025 and April 30, 2024	—	—
Ordinary shares, par value €0.01 per share: 165,000,000 shares authorized; 105,534,887 shares issued and outstanding as of April 30, 2025 and 101,705,935 shares issued and outstanding as of April 30, 2024	1,112	1,070
Treasury stock	(369)	(369)
Additional paid-in capital	2,049,416	1,750,729
Accumulated other comprehensive loss	(23,204)	(21,638)
Accumulated deficit	(1,099,721)	(991,607)
Total shareholders’ equity	927,234	738,185
Total liabilities and shareholders’ equity	$2,592,853	$2,242,566

Elastic N.V.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended April 30,		Year Ended April 30,
	2025	2024	2025	2024
Cash flows from operating activities
Net (loss) income	$(16,381)	$(41,100)	$(108,114)	$61,720
Adjustments to reconcile net (loss) income to cash provided by operating activities:
Depreciation and amortization	2,291	4,146	12,315	17,999
Amortization of premium and accretion of discount on marketable securities, net	(1,401)	(2,412)	(7,186)	(8,808)
Amortization of deferred contract acquisition costs	25,201	22,157	96,688	78,549
Amortization of debt issuance costs	284	271	1,117	1,069
Non-cash operating lease cost	2,280	2,862	10,040	11,010
Stock-based compensation expense	65,540	62,793	257,782	239,137
Deferred income taxes	1,256	(6,917)	57,431	(217,195)
Unrealized foreign currency transaction loss (gain)	909	(337)	2,211	1,930
Other	53	—	39	(34)
Changes in operating assets and liabilities, net of impact of business acquisitions:
Accounts receivable, net	(100,440)	(94,563)	(48,903)	(63,519)
Deferred contract acquisition costs	(39,721)	(45,745)	(106,691)	(119,834)
Prepaid expenses and other current assets	(12,414)	2,637	(25,320)	(2,875)
Other assets	(8,075)	1,267	(10,794)	1,906
Accounts payable	7,758	15,214	(8,952)	(9,998)
Accrued expenses and other liabilities	22,645	16,716	9,845	18,144
Accrued compensation and benefits	9,665	15,848	(546)	17,357
Operating lease liabilities	(2,417)	(3,295)	(11,906)	(12,391)
Deferred revenue	129,946	111,406	147,112	134,595
Net cash provided by operating activities	86,979	60,948	266,168	148,762
Cash flows from investing activities
Purchases of property and equipment	(2,117)	(845)	(4,345)	(3,450)
Business acquisitions, net of cash acquired	—	(149)	—	(19,100)
Purchases of marketable securities	(160,803)	(178,560)	(549,574)	(536,833)
Sales, maturities, and redemptions of marketable securities	192,263	121,200	435,251	271,423
Net cash provided by (used in) investing activities	29,343	(58,354)	(118,668)	(287,960)
Cash flows from financing activities
Proceeds from issuance of ordinary shares under employee stock purchase plan	12,629	10,024	23,093	19,135
Proceeds from issuance of ordinary shares upon exercise of stock options	9,841	1,429	17,854	20,919
Net cash provided by financing activities	22,470	11,453	40,947	40,054
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	4,815	(625)	(322)	(4,407)
Net increase (decrease) in cash, cash equivalents, and restricted cash	143,607	13,422	188,125	(103,551)
Cash, cash equivalents, and restricted cash, beginning of period	587,607	529,667	543,089	646,640
Cash, cash equivalents, and restricted cash, end of period	$731,214	$543,089	$731,214	$543,089

Elastic N.V.
Revenue by Type
(in thousands, except percentages)
(unaudited)

	Three Months Ended April 30,				Year Ended April 30,
	2025		2024		2025		2024
	Amount	% of Total Revenue	Amount	% of Total Revenue	Amount	% of Total Revenue	Amount	% of Total Revenue
Elastic Cloud	$181,507	47%	$147,980	44%	$687,619	46%	$547,520	43%
Other subscription	180,234	46%	163,004	49%	696,901	47%	629,086	50%
Total subscription	361,741	93%	310,984	93%	1,384,520	93%	1,176,606	93%
Services	26,691	7%	24,015	7%	98,776	7%	90,715	7%
Total revenue	$388,432	100%	$334,999	100%	$1,483,296	100%	$1,267,321	100%

Elastic N.V.
Reconciliation of GAAP to Non-GAAP Data
Supplementary Information
(in thousands, except percentages)
(unaudited)

	Three Months Ended April 30, 2025	% Change Year Over Year	% Change Year Over Year Excluding Currency Changes	% Change Quarter Over Quarter	% Change Quarter Over Quarter Excluding Currency Changes
Revenue
Elastic Cloud	$181,507	23%	23%	1%	1%
Other subscription	$180,234	11%	11%	1%	1%
Total subscription	$361,741	16%	17%	1%	1%
Total revenue	$388,432	16%	16%	2%	2%
Total deferred revenue	$852,457	23%	21%	21%	18%
Total remaining performance obligations	$1,545,412	14%	13%	14%	12%

	Year Ended April 30, 2025	% Change Year Over Year	% Change Year Over Year Excluding Currency Changes
Revenue
Elastic Cloud	$687,619	26%	26%
Other subscription	$696,901	11%	11%
Total subscription	$1,384,520	18%	18%
Total revenue	$1,483,296	17%	17%

Elastic N.V.
Reconciliation of GAAP to Non-GAAP Data
Adjusted Free Cash Flow
(in thousands, except percentages)
(unaudited)

	Three Months Ended April 30,		Year Ended April 30,
	2025	2024	2025	2024
Net cash provided by operating activities	$86,979	$60,948	$266,168	$148,762
Less: Purchases of property and equipment	(2,117)	(845)	(4,345)	(3,450)
Add: Interest paid on long-term debt	—	—	23,719	23,719
Adjusted free cash flow (1)	$84,862	$60,103	$285,542	$169,031
Net cash provided by (used in) investing activities	$29,343	$(58,354)	$(118,668)	$(287,960)
Net cash provided by financing activities	$22,470	$11,453	$40,947	$40,054
Net cash provided by operating activities (as a percentage of total revenue)	22%	18%	18%	12%
Less: Purchases of property and equipment (as a percentage of total revenue)	—%	—%	—%	—%
Add: Interest paid on long-term debt (as a percentage of total revenue)	—%	—%	1%	1%
Adjusted free cash flow margin	22%	18%	19%	13%
(1) Adjusted free cash flow includes cash paid for restructuring and other charges of $3.8 million during the year ended April 30, 2025, and $0.6 million and $2.1 million during the three months and year ended April 30, 2024, respectively. There were no cash payments for restructuring and other charges during the three months ended April 30, 2025.

Elastic N.V.
Reconciliation of GAAP to Non-GAAP Data
(in thousands, except percentages, share and per share data)
(unaudited)

	Three Months Ended April 30,		Year Ended April 30,
	2025	2024	2025	2024
Gross Profit Reconciliation:
GAAP gross profit	$290,647	$247,128	$1,103,423	$937,242
Stock-based compensation expense and related employer taxes	6,959	6,260	25,830	22,743
Amortization of acquired intangibles	1,526	3,214	9,213	12,353
Non-GAAP gross profit	$299,132	$256,602	$1,138,466	$972,338
Gross Margin Reconciliation(1):
GAAP gross margin	74.8%	73.8%	74.4%	74.0%
Stock-based compensation expense and related employer taxes	1.8%	1.9%	1.7%	1.8%
Amortization of acquired intangibles	0.4%	1.0%	0.6%	1.0%
Non-GAAP gross margin	77.0%	76.6%	76.8%	76.7%
Operating (Loss) Income Reconciliation:
GAAP operating loss	$(12,020)	$(45,712)	$(54,922)	$(129,902)
Stock-based compensation expense and related employer taxes	69,613	66,895	269,915	250,459
Amortization of acquired intangibles	1,526	3,214	9,213	14,496
Acquisition-related expenses	501	210	682	2,450
Restructuring and other related charges	—	4,163	225	4,917
Non-GAAP operating income	$59,620	$28,770	$225,113	$142,420
Operating Margin Reconciliation(1):
GAAP operating margin	(3.1)%	(13.6)%	(3.7)%	(10.3)%
Stock-based compensation expense and related employer taxes	17.9%	20.0%	18.2%	19.8%
Amortization of acquired intangibles	0.4%	1.0%	0.6%	1.1%
Acquisition-related expenses	0.1%	0.1%	—%	0.2%
Restructuring and other related charges	—%	1.2%	—%	0.4%
Non-GAAP operating margin	15.3%	8.6%	15.2%	11.2%
Net (Loss) Income Reconciliation:
GAAP net (loss) income	$(16,381)	$(41,100)	$(108,114)	$61,720
Stock-based compensation expense and related employer taxes	69,613	66,895	269,915	250,459
Amortization of acquired intangibles	1,526	3,214	9,213	14,496
Acquisition-related expenses	501	210	682	2,450
Restructuring and other related charges	—	4,163	225	4,917
Litigation settlement	—	(350)	—	(350)
Income tax effects related to the above adjustments(2)	(4,627)	(6,770)	45,916	1,218
Income tax benefit from the release of a valuation allowance against deferred tax assets	—	(3,886)	—	(211,342)
Non-GAAP net income	$50,632	$22,376	$217,837	$123,568
Non-GAAP earnings per share attributable to ordinary shareholders, basic(1)	$0.48	$0.22	$2.10	$1.24
Non-GAAP earnings per share attributable to ordinary shareholders, diluted(1)	$0.47	$0.21	$2.04	$1.19
Weighted-average shares used to compute non-GAAP earnings per share attributable to ordinary shareholders, basic	105,084,869	101,323,761	103,661,704	99,646,231
Weighted-average shares used to compute non-GAAP earnings per share attributable to ordinary shareholders, diluted	107,433,076	105,380,793	106,848,670	103,980,132
(1) Totals may not sum, due to rounding. Gross margin, operating margin, and earnings per share are calculated based upon the respective underlying, non-rounded data.
(2) Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP (loss) income in calculating the non-GAAP financial measures presented above as well as other significant tax adjustments. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenue and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.

Elastic N.V.
Reconciliation of GAAP to Non-GAAP Data
(in thousands)
(unaudited)

	Three Months Ended April 30,		Year Ended April 30,
	2025	2024	2025	2024
Cost of revenue reconciliation:
GAAP subscription	$72,092	$65,047	$282,585	$246,285
Stock-based compensation expense and related employer taxes	(2,683)	(2,389)	(10,161)	(9,378)
Amortization of acquired intangibles	(1,526)	(3,214)	(9,213)	(12,353)
Non-GAAP subscription	$67,883	$59,444	$263,211	$224,554
GAAP services	$25,693	$22,824	$97,288	$83,794
Stock-based compensation expense and related employer taxes	(4,276)	(3,871)	(15,669)	(13,365)
Non-GAAP services	$21,417	$18,953	$81,619	$70,429
Operating expenses reconciliation:
GAAP research and development expense	$94,665	$93,951	$365,758	$341,951
Stock-based compensation expense and related employer taxes	(25,781)	(26,218)	(102,180)	(98,174)
Acquisition-related expenses	—	(210)	(76)	(1,385)
Non-GAAP research and development expense	$68,884	$67,523	$263,502	$242,392
GAAP sales and marketing expense	$161,796	$151,628	$617,176	$559,648
Stock-based compensation expense and related employer taxes	(24,144)	(22,482)	(90,973)	(82,023)
Amortization of acquired intangibles	—	—	—	(2,143)
Non-GAAP sales and marketing expenses	$137,652	$129,146	$526,203	$475,482
GAAP general and administrative expense	$46,206	$43,098	$175,186	$160,628
Stock-based compensation expense and related employer taxes	(12,729)	(11,935)	(50,932)	(47,519)
Acquisition-related expenses	(501)	—	(606)	(1,065)
Non-GAAP general and administrative expense	$32,976	$31,163	$123,648	$112,044